Exhibit 99.1

Lincoln Educational Services Reports Continued Growth in Third Quarter Results and
Raises Financial Guidance for Full-Year 2025

Conference Call Today at 10:00 a.m. Eastern Standard Time

Investor Day Scheduled for March 19, 2026, at the new Nashville, TN Campus

PARSIPPANY, N.J., Nov. 10, 2025– Lincoln Educational Services Corporation (Nasdaq: LINC) today announced financial and operating results for the third quarter ended September 30, 2025, as well as recent business developments.

Third Quarter Financial and Operational Highlights
(Quarter ended September 30, 2025, compared to the quarter ended September 30, 2024, unless otherwise noted)

Financial Performance
•	Revenue increased $27.0 million, or 23.6% to $141.4 million, or 25.4% excluding the Transitional segment
•	Net income of $3.8 million, or $0.12 per share, compared to $4.0 million, or $0.13 per share last year, when the quarter included a $2.8 million one-time insurance gain
•	Adjusted EBITDA increased to $16.9 million or 65.1%.
•	Full-year 2025 financial guidance raised following strong results

Student Metrics
•	Student starts* up by 3.2%, or 6.0% excluding the Transitional segment; nine-month student starts up 12.0%, or 15.0% excluding the Transitional segment
•	Student population up by 14.8%, or 17.2% excluding the Transitional segment

* Excludes 2,764 student starts on July 1, 2025, to align with comparable student start activity in the prior year that occurred in the last week of June 2024

A complete listing of Lincoln's non-GAAP measures is described and reconciled to the corresponding GAAP measures is included at the end of this release.

Campus Development Activity

•	Entered into a lease for a new campus in Rowlett, Texas, a northern suburb of Dallas, expected to open early in 2027.
•	Completed the relocation of Levittown, Pennsylvania campus.
•	Recently opened new Houston, Texas campus.

“As the demand for high-value career-focused training continues to reach new heights across America, Lincoln’s proven expertise, innovative training platforms, and campus development strategies are creating sustained levels of growth,” said Scott Shaw, President and Chief Executive Officer. “During the third quarter, our student start growth exceeded our expectations, and we have now experienced twelve consecutive quarters of student start growth. At the same time, total student population, total revenue, and consolidated adjusted EBITDA all grew at double-digit rates over prior year periods. As a result, we are, once again, raising our outlook for the full year.

“During the third quarter, we completed the relocations and program expansions at our Nashville, Tennessee and Levittown, Philadelphia campuses and opened our new campus in Houston, Texas. Last week, we announced our decision to open a second campus serving the Dallas metro area in Rowlett, a northern suburb. The new campus will complement our highly successful Grand Prairie, Texas campus and is expected to open in the first quarter of 2027. We also continue to build-out our new campus in Hicksville, New York and evaluate the opportunities for expansion into additional U.S. markets that we consider under-served.

"While the establishment of new campuses is a major part of our growth strategy, the successful implementation of our Lincoln 10.0 hybrid teaching model continues to deliver increased instructional leverage, and benefits to students. In addition, recent innovations in our approach to the high school graduate market are generating greater interest among students, their parents and school districts.

“With our updated guidance today, we now believe Lincoln will end the year with more than a half a billion dollars in revenue, and we are raising our 2027 objectives to more than $600 million in revenue and $90 million in adjusted EBITDA before any benefit from adjusting for pre-opening costs and losses from our new campuses and program expansions. We look forward to presenting a full long-term outlook during an Investor Day we will host at our new Nashville campus on March 19, 2026.”

2025 THIRD QUARTER FINANCIAL RESULTS

(Quarter ended September 30, 2025, compared to the quarter ended September 30, 2024)

•
Revenue increased by $27.0 million, or 23.6% to $141.4 million, primarily due to a 17.2% increase in average student population, reflecting 12.0% start growth during the first nine months of 2025. Additional contributing factors included tuition increases and the timing of books and tools revenue.

•
Educational services and facilities expense increased by $9.2 million, or 19.2% to $57.3 million. The primary driver of the increase was higher costs associated with supporting a larger student population. This increase includes a $1.2 million reduction related to the Transitional segment, which incurred expenses only in the prior year. On a comparable basis, educational services and facilities expense increased by $10.4 million. As a percentage of revenue, educational services and facilities expense declined to 40.5% from 42.0% in the prior year comparable period, demonstrating improved operating efficiency as our campus operations scale.

•
Selling, general and administrative expense increased by $14.5 million, or 22.8% to $77.8 million. This includes a $1.1 million reduction related to the Transitional segment, which had expenses only in the prior year. The increase over the prior year was primarily driven by higher administrative expense, due to costs associated with the expanding student population; compensation expenses, including performance-based incentives tied to improved financial performance and higher sales and marketing expenses resulting from planned investments and the timing of marketing activities.

2025 THIRD QUARTER SEGMENT RESULTS

Campus Operations Segment
Revenue increased by $28.6 million, or 25.4% to $141.4 million. Adjusted EBITDA increased by $11.7 million, or 57.0% to $32.2 million, from $20.5 million in the prior year comparable period.

Transitional Segment
During 2024, the Company’s Summerlin, Las Vegas campus was classified in the Transitional segment. The sale of the campus was consummated on January 1, 2025. In the prior year comparable period, the Summerlin campus had revenue of $1.7 million and operating expenses of $2.3 million. As of September 30, 2025, no campuses were classified in the Transitional segment.

Corporate and Other
This category includes unallocated expenses incurred on behalf of the entire Company. Corporate and other expenses were $16.8 million, compared to $8.9 million in the prior year comparable period. The increase was primarily driven by higher salaries and benefits due to workforce expansion to support a larger student population and execute our growth initiatives.

NINE MONTHS FINANCIAL RESULTS
(Nine months ended September 30, 2025, compared to the nine months ended September 30, 2024)

•	Total revenue increased $54.7 million or 17.1% to $375.4 million, or 19.1% excluding Transitional segment
•	Student starts grew by 12.0%, or 15.0% excluding the Transitional segment
•	Student population rose by 14.8%, or 17.2% excluding the Transitional segment
•	Net income of $7.3 million, compared to $3.1 million in the prior year, representing a $4.2 million or 138.7% increase
•	Adjusted EBITDA increased by 64.9% to $38.1 million

FULL YEAR 2025 OUTLOOK
Based on the 2025 year-to-date operating and financial results, as well as the outlook for the remainder of the year, the Company is raising its guidance for revenue, adjusted EBITDA, net income and student starts as follows:

	Previous			Updated
(In millions, except for student starts)	FY 2025 Guidance			FY 2025 Guidance
Revenue	$490	-	500	$505	-	510
Adjusted EBITDA[1]	$60	-	65	$65	-	67
Net income	$13	-	18	$17	-	19
Capital expenditures	$75	-	80	$75	-	80
Student starts	12%	-	15%	15%	-	16%

[1]
The guidance in this release includes references to non-GAAP operating measures. A reconciliation to the midpoint of our guidance can be reviewed below in the non-GAAP operating measures at the end of this release.

As a reminder, to provide a clearer view of the Company’s underlying performance, guidance excludes non-cash stock-based compensation and one-time, non-recurring items. Additionally, it excludes pre-opening costs, as well as net operating losses from new campuses, for up to four quarters after the campus opening, or until the campus becomes profitable, whichever occurs first. In terms of relocating the Nashville, Tennessee, and Levittown, Pennsylvania campuses, adjustments have been made to exclude pre-opening costs and relocation costs through the end of the quarter in which the relocation is completed. In the case of program replications and expansions, adjustments are made to exclude net operating losses through the quarter in which the program is launched.

CONFERENCE CALL INFO

Lincoln will host a conference call today at 10:00 a.m. Eastern Standard Time to discuss results.  To access the live webcast of the conference call, please go to the Investor Overview section of Lincoln’s website at http://www.lincolntech.edu.  Participants may also register via teleconference at: Q3 2025 Lincoln Educational Services Earnings Conference Call.  Once registration is completed, participants will be provided with a dial-in number containing a personalized PIN to access the call.  Participants are requested to register at least 15 minutes prior to the start of the call.

An archived version of the webcast will be accessible for 90 days at http://www.lincolntech.edu.

ABOUT LINCOLN EDUCATIONAL SERVICES CORPORATION

Lincoln Educational Services Corporation is a leading provider of diversified career-oriented post-secondary education helping to provide solutions to America’s skills gap. Lincoln offers career-oriented programs to recent high school graduates and working adults in four principal areas of study: skilled trades, automotive, health sciences and information technology. Lincoln has provided the workforce with skilled technicians since its inception in 1946 and currently operates 22 campuses in 12 states under the brands Lincoln Technical Institute, Lincoln College of Technology and Nashville Auto Diesel College. The Company was incorporated in New Jersey in 2003 as the successor-in-interest to various acquired schools including Lincoln Technical Institute, Inc. which opened its first campus in Newark, New Jersey in 1946. For more information, please go to www.lincolntech.edu.

FORWARD-LOOKING STATEMENTS

Statements in this press release and in oral statements made from time to time by representatives of Lincoln Educational Services Corporation that are not historical facts, including those made in a conference call, may be “forward-looking statements” as that term is defined in the federal securities laws. The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” “goal,” “target” and “continue,” and similar expressions and their opposite are intended to identify forward-looking statements.  Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.  The Company cautions you that these statements concern current expectations about the Company’s future performance or events and are subject to a number of uncertainties, risks, and other influences, many of which are beyond the Company’s control, that may affect the accuracy of the statements or the prospects upon which the statements are based including, without limitation, risks associated with our ability to comply with the extensive federal and state regulatory framework applicable to the for-profit education industry such as the 90/10 rule, prescribed cohort default rates, the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs and financial responsibility and administrative capability standards; the effect of future legislative or regulatory initiatives related to veterans' benefit programs; our ability to obtain timely regulatory approvals in connection with acquisitions of additional schools and the related risks associated with integration of acquired schools; risks associated with the opening of new campuses; our ability to execute our growth strategies including updating and expanding the content of existing programs and developing new programs for our students in a timely and cost-effective manner while maintaining positive student outcomes; our ability to effectively compete within our industry; impacts related to epidemics or pandemics; risks associated with cybersecurity; general economic conditions; and other factors discussed in the “Risk Factors” section of our Annual Reports and Quarterly Reports filed with the Securities and Exchange Commission.  All forward-looking statements are qualified in their entirety by this cautionary statement, and Lincoln undertakes no obligation to publicly revise or update any forward-looking statements, whether as a result of new information, future events or otherwise after the date hereof.

LINCOLN EDUCATIONAL SERVICES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	September 30, 2025	December 31, 2024

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,480	$59,273
Accounts receivable, less allowance of $47,605 and $42,615 at September 30, 2025 and December 31, 2024, respectively	51,131	42,983
Inventories	3,093	3,053
Income tax receivable	1,431	-
Prepaid expenses and other current assets	8,197	4,793
Asset held for sale	-	1,150
Total current assets	77,332	111,252

PROPERTY, EQUIPMENT AND FACILITIES - At cost, net of accumulated depreciation and amortization of $149,818 and $141,271 at September 30, 2025 and December 31, 2024, respectively	160,490	103,533

OTHER ASSETS:
Noncurrent receivables, less allowance of $26,685 and $22,957 at September 30, 2025 and December 31, 2024, respectively	22,814	19,627
Deferred finance charges	337	323
Deferred income taxes, net	24,812	25,359
Operating lease right-of-use assets	142,093	136,034
Finance lease right-of-use assets	25,492	26,745
Goodwill	10,742	10,742
Pension plan assets, net	1,554	1,554
Other assets, net	1,273	1,387
Total other assets	229,117	221,771
TOTAL ASSETS	$466,939	$436,556

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Unearned tuition	$33,485	$30,631
Accounts payable	35,074	37,026
Accrued expenses	16,799	11,986
Income taxes payable	-	1,072
Current portion of operating lease liabilities	10,091	9,497
Current portion of finance lease liabilities	430	-
Total current liabilities	95,879	90,212
NONCURRENT LIABILITIES:
Long-term portion of operating lease liabilities	146,429	138,803
Long-term portion of finance lease liabilities	30,777	29,261
Long-term debt	8,000	-
Other long-term liabilities	-	16
Total liabilities	281,085	258,292
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock, no par value - authorized 100,000,000 shares at September 30, 2025 and December 31, 2024, issued and outstanding 31,623,795 shares at September 30, 2025 and 31,462,640 shares at December 31, 2024	48,181	48,181
Additional paid-in capital	50,932	50,639
Retained earnings	86,467	79,170
Accumulated other comprehensive loss	274	274
Total stockholders' equity	185,854	178,264
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$466,939	$436,556

LINCOLN EDUCATIONAL SERVICES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

REVENUE	$141,389	$114,410	$375,369	$320,691
COSTS AND EXPENSES:
Educational services and facilities	57,283	48,055	151,483	136,639
Selling, general and administrative	77,811	63,339	211,775	181,697
Gain on insurance proceeds	-	(2,794)	-	(2,794)
Loss (gain) on sale of assets	10	(12)	(466)	901
Total costs & expenses	135,104	108,588	362,792	316,443
OPERATING INCOME	6,285	5,822	12,577	4,248
OTHER:
Interest income	-	464	125	1,800
Interest expense	(991)	(659)	(2,505)	(1,893)
INCOME BEFORE INCOME TAXES	5,294	5,627	10,197	4,155
PROVISION FOR INCOME TAXES	1,495	1,674	2,899	1,098
NET INCOME AND COMPREHENSIVE INCOME	$3,799	$3,953	$7,298	$3,057
Basic
Net income per common share	$0.12	$0.13	$0.24	$0.10
Diluted
Net income per common share	$0.12	$0.13	$0.23	$0.10
Weighted average number of common shares outstanding:
Basic	31,000	30,682	30,934	30,547
Diluted	31,318	31,042	31,221	30,806

LINCOLN EDUCATIONAL SERVICES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,298	$3,057
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	12,680	8,312
Finance lease amortization	1,253	1,204
Amortization of deferred finance charges	107	95
Deferred income taxes	547	455
(Gain) loss on sale of assets	(466)	901
Gain on insurance proceeds	-	(2,794)
Proceeds from insurance	-	2,794
Fixed asset donations	(197)	(245)
Provision for credit losses	42,584	40,823
Stock-based compensation expense	4,081	3,354
(Increase) decrease in assets:
Accounts receivable	(53,919)	(60,542)
Inventories	(40)	237
Prepaid income taxes	(1,431)	(2,006)
Prepaid expenses and current assets	(3,802)	1,580
Other assets, net	1,950	1,159
Increase (decrease) in liabilities:
Accounts payable	(2,856)	8,868
Accrued expenses	4,813	(1,397)
Unearned tuition	2,854	(3,927)
Income taxes payable	(1,072)	(2,832)
Other liabilities	1,419	(89)
Total adjustments	8,505	(4,050)
Net cash provided by (used in) operating activities	15,803	(993)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(68,127)	(32,094)
Proceeds from sale of property and equipment	494	9,895
Net cash used in investing activities	(67,633)	(22,199)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	45,000	-
Payments on borrowings	(37,000)	-
Payment of deferred finance fees	(121)	(456)
Finance lease principal paid	(266)	(169)
Tenant allowance finance leases	2,212	762
Net share settlement for equity-based compensation	(3,788)	(3,252)
Net cash provided by (used in) financing activities	6,037	(3,115)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(45,793)	(26,307)
CASH AND CASH EQUIVALENTS —Beginning of period	59,273	80,269
CASH AND CASH EQUIVALENTS—End of period	$13,480	$53,962

(1) RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

 In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company believes it is useful to present non-GAAP financial measures that exclude certain significant items as a means to understand the performance of its business, and to enable comparability of operating performance between periods. Additionally, the Company’s management regularly uses our non-GAAP financial measures to make operating decisions, for planning and forecasting purposes. EBITDA, adjusted EBITDA, adjusted net income and total liquidity are measures not recognized in financial statements presented in accordance with GAAP.

•	We define EBITDA as income (loss) before net interest expense (interest income), provision (benefit) for income taxes, depreciation and amortization.
•	We define adjusted EBITDA as EBITDA plus stock-based compensation expense and adjustments for items not considered part of the Company’s normal recurring operations.
•	We define adjusted net income as net income plus adjustments for items not considered part of the Company’s normal recurring operations.
•	We define total liquidity as the Company’s cash and cash equivalents and available borrowings under our credit facility.

EBITDA, adjusted EBITDA, adjusted net income, and total liquidity are presented because we believe they are useful indicators of the Company’s performance and ability to make strategic investments and meet capital expenditures and debt service requirements. However, they are not intended to represent cash flows from operations as defined by GAAP and should not be used as an alternative to net income (loss) as indicators of operating performance or cash flow as a measure of liquidity. EBITDA, adjusted EBITDA, adjusted net income and total liquidity are not necessarily comparable to similarly titled measures used by other companies.

The following is a reconciliation of net income (loss) to EBITDA, adjusted EBITDA, adjusted net income (loss), and total liquidity (in thousands):

	Three Months Ended September 30,
	(Unaudited)
	Consolidated		Campus Operations		Transitional		Corporate
	2025	2024	2025	2024	2025	2024	2025	2024

Net income (loss)	$3,799	$3,953	$22,651	$14,937	$-	$(640)	$(18,852)	$(10,344)
Interest expense (income), net	991	195	609	568	-	-	382	(373)
Provision (benefit) for income taxes	1,495	1,674	-	-	-	-	1,495	1,674
Depreciation and amortization	5,460	3,229	5,316	3,041	-	19	144	169
EBITDA	11,745	9,051	28,576	18,546	-	(621)	(16,831)	(8,874)
Stock-based compensation expense	1,532	1,250	-	-	-	-	1,532	1,250
Gain on insurance proceeds	-	(2,794)	-	-	-	-	-	(2,794)
New campus and campus relocation costs	2,660	1,398	2,660	1,398	-	-	-	-
Severance and other one-time costs	-	759	-	-	-	-	-	759
Program expansions	964	572	964	572	-	-	-	-
Adjusted EBITDA	$16,901	$10,236	$32,200	$20,516	$-	$(621)	$(15,299)	$(9,659)

	Nine Months Ended September 30,
	(Unaudited)
	Consolidated		Campus Operations		Transitional		Corporate
	2025	2024	2025	2024	2025	2024	2025	2024

Net income (loss)	$7,298	3,057	$62,433	$36,621	$-	$(1,435)	$(55,135)	$(32,129)
Interest expense (income), net	2,380	93	1,809	1,634	-	-	571	(1,541)
Provision (benefit) for income taxes	2,899	1,098	-	-	-	-	2,899	1,098
Depreciation and amortization	13,933	9,516	13,461	8,926	-	55	472	535
EBITDA	26,510	13,764	77,703	47,181	-	(1,380)	(51,193)	(32,037)
Stock-based compensation expense	4,080	3,354	-	-	-	-	4,080	3,354
Gain on insurance proceeds	-	(2,794)	-	-	-	-	-	(2,794)
New campus and campus relocation costs	5,893	6,823	5,893	6,823	-	-	-	-
Program expansions	1,574	872	1,574	872	-	-	-	-
Loss on sale of assets	-		-	-	-	-	-	-
Severance and other one-time costs	-	1,066	-	-	-	-	-	1,066
Adjusted EBITDA	$38,057	$23,085	$85,170	$54,876	$-	$(1,380)	$(47,113)	$(30,411)

	Three Months Ended September 30,
	(Unaudited)
	Consolidated		Campus Operations		Transitional		Corporate
	2025	2024	2025	2024	2025	2024	2025	2024
Net income (loss)	$3,799	$3,953	$22,651	$14,937	$-	$(640)	$(18,852)	$(10,344)

Adjustments to net income:
New campus and campus relocation costs	2,660	1,398	2,660	1,398	-	-	-	-
New campuses depreciation	3	-	3	-	-	-	-	-
Gain on insurance proceeds	-	(2,794)	-	-	-	-	-	(2,794)
Severance and other one-time costs	-	1,019	-	-	-	-	-	1,019
Program expansions	964	572	964	572	-	-	-	-
Total non-recurring adjustments	3,627	195	3,627	1,970	-	-	-	(1,775)
Income tax effect	(1,088)	(57)	-	-	-	-	(1,088)	(57)
Adjusted net income (loss), non-GAAP	$6,338	$4,091	$26,278	$16,907	$-	$(640)	$(19,940)	$(12,176)

	Nine Months Ended September 30,
	(Unaudited)
	Consolidated		Campus Operations		Transitional		Corporate
	2025	2024	2025	2024	2025	2024	2025	2024
Net income (loss)	$7,298	$3,057	$62,433	$36,621	$-	$(1,435)	$(55,135)	$(32,129)

Adjustments to net income:
New campus and campus relocation costs	5,893	6,823	5,893	6,823	-	-	-	-
Program expansions	1,574	872	1,574	872	-	-	-	-
New campuses depreciation	6	511	6	511	-	-	-	-
Gain on insurance proceeds	-	(2,794)	-	-	-	-	-	(2,794)
Severance and other one-time costs	-	1,326	-	-	-	-	-	1,326
Total non-recurring adjustments	7,473	6,738	7,473	8,206	-	-	-	(1,468)
Income tax effect	(2,242)	(1,961)	-	-	-	-	(2,242)	(1,961)
Adjusted net income (loss), non-GAAP	$12,529	$7,834	$69,906	$44,827	$-	$(1,435)	$(57,377)	$(35,558)

As of
September 30, 2025
Cash and cash equivalents	$13,480
Credit facility	52,000
Total Liquidity	$65,480

*As of September 30, 2025, $8.0 million was outstanding under the revolving credit facility.

The tables below presents selected operating metrics for our reportable segments (in thousands, except for student population and starts) for the three and nine months ended September 30, 2025:

	Three Months Ended September 30,
	2025	2024	% Change
Revenue:
Campus Operations	$141,389	$112,745	25.4%
Transitional	-	1,665	-100.0%
Total	$141,389	$114,410	23.6%

Operating Income (loss):
Campus Operations	$23,261	$15,506	50.0%
Transitional	-	(640)	100.0%
Corporate	(16,976)	(9,044)	-87.7%
Total	$6,285	$5,822	8.0%

Starts:*
Campus Operations	6,445	6,081	6.0%
Transitional	-	162	-100.0%
Total	6,445	6,243	3.2%

Average Population:*
Campus Operations	16,763	14,011	19.6%
Transitional	-	298	-100.0%
Total	16,763	14,309	17.2%

End of Period Population:
Campus Operations	18,244	15,563	17.2%
Transitional	-	324	-100.0%
Total	18,244	15,887	14.8%

* Excludes 2,764 student starts on July 1, 2025, to align with comparable student start activity in the prior year that occurred in the last week of June 2024

	Nine Months Ended September 30,
	2025	2024	% Change
Revenue:
Campus Operations	$375,369	$315,301	19.1%
Transitional	-	5,390	-100.0%
Total	$375,369	$320,691	17.1%

Operating Income (loss):
Campus Operations	$64,241	$38,253	67.9%
Transitional	-	(1,434)	100.0%
Corporate	(51,664)	(32,571)	-58.6%
Total	$12,577	$4,248	196.1%

Starts:
Campus Operations	16,976	14,756	15.0%
Transitional	-	407	100.0%
Total	16,976	15,163	12.0%

Average Population:
Campus Operations	16,082	13,605	18.2%
Transitional	-	328	-100.0%
Total	16,082	13,933	15.4%

End of Period Population:
Campus Operations	18,244	15,563	17.2%
Transitional	-	324	-100.0%
Total	18,244	15,887	14.8%

Information included in the table below provides student starts and population under the Campus Operations segment with a breakdown by Transportation and Skilled Trade programs and Healthcare and Other Professions programs.

Population by Program (Campus Operations Segment):

	Three Months Ended September 30,
	2025	2024	% Change
Starts:*
Transportation and Skilled Trades	5,253	4,700	11.8%
Healthcare and Other Professions	1,192	1,381	-13.7%
Total	6,445	6,081	6.0%

Average Population:*
Transportation and Skilled Trades	13,302	10,448	27.3%
Healthcare and Other Professions	3,461	3,563	-2.9%
Total	16,763	14,011	19.6%

End of Period Population:
Transportation and Skilled Trades	14,635	11,672	25.4%
Healthcare and Other Professions	3,609	3,891	-7.2%
Total	18,244	15,563	17.2%

* Excludes 2,764 student starts on July 1, 2025, to align with comparable student start activity in the prior year that occurred in the last week of June 2024

	Nine Months Ended September 30,
	2025	2024	% Change
Starts:
Transportation and Skilled Trades	13,606	11,030	23.4%
Healthcare and Other Professions	3,370	3,726	-9.6%
Total	16,976	14,756	15.0%

Average Population:
Transportation and Skilled Trades	12,442	9,911	25.5%
Healthcare and Other Professions	3,640	3,694	-1.5%
Total	16,082	13,605	18.2%

End of Period Population:
Transportation and Skilled Trades	14,635	11,672	25.4%
Healthcare and Other Professions	3,609	3,891	-7.2%
Total	18,244	15,563	17.2%

The reconciliations provided below represent management’s projections of various components included in our outlook for the full year 2025.  These calculations are for illustrative purposes and will be reviewed as the year progresses to reflect actual results, our outlook and continued relevance of specific items. Any revisions or modifications, if necessary, will be disclosed in future announcements of 2025 quarterly results. Adjusted EBITDA and adjusted net income have been reconciled to the midpoint of our guidance.

Reconciliation of Net Income to Adjusted EBITDA and Adjusted Net Income - 2025 Guidance
(Reconciled to the Mid-Point of 2025 Guidance)

	Adjusted
	EBITDA	Net Income
Net Income	$18,000	$18,000
Interest expense, net	3,300	-
Provision for taxes	7,700	-
Depreciation and amortization[1]	20,300	400
EBITDA	49,300	-
New campus and campus relocation costs[2,3]	7,700	7,700
Program expansions	2,100	2,100
One-time pension termination	1,500	1,500
Stock-based compensation expense	5,400	200
Tax Effect	-	(3,600)
Total	$66,000	$26,300

2025 Guidance Range	$65,000 - $67,000

[1]	Depreciation expense relates to the new Houston, Texas campus.
[2]	New campus and campus relocation costs relate to the following locations:
 Nashville, Tennessee
 Levittown, Pennsylvania
 Houston, Texas
 Hicksville, New York
[3]	New campus adjustment includes pre-opening costs, as well as net operating losses up to four quarters after the campus opens, or until the campus becomes profitable, whichever comes first.

LINCOLN EDUCATIONAL SERVICES CORPORATION
Brian Meyers, CFO
973-736-9340

EVC GROUP LLC
Investor Relations: Michael Polyviou, mpolyviou@evcgroup.com, 732-933-2755
Media Relations: Tom Gibson, 201-476-0322